                                                                    EXHIBIT 10.8

                             GIANT INDUSTRIES, INC.

                               AMENDMENT NO. 1 TO
                            1998 STOCK INCENTIVE PLAN

         This Amendment No. 1 (the "Amendment") to the Giant Industries, Inc. 1998 Stock Incentive Plan (the "Plan") is adopted by the Board of Directors (the "Board") of Giant Industries, Inc. (the "Corporation") pursuant to the authority granted to the Board in Section 16 of the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. The Plan hereby is amended as follows:

         1. Section 14(a) of the Plan hereby is amended in its entirety to read as follows:

                           "(a)     This Plan shall be administered by the Board
                           or by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. For purposes of grants and awards pursuant to, and administration of, this Plan, the terms "Committee" and "Board" are used interchangeably."

         2. Except as expressly modified by this Amendment, the terms and conditions of the Plan remain in full force and effect.

         3. The effective date of this Amendment shall be September 13, 2000.